Exhibit 23.2



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in the Prospectus constituting part of Enova Systems, Inc.'s, Registration Statement on Form S-1 of our report, dated February 24, 2003, on the audit of the balance sheet of Enova Systems, Inc., as of December 31, 2002, and the statements of operations, stockholders' equity, and cash flows for the two years ended December 31, 2002, which appears in the Prospectus. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


                               /s/ MOSS ADAMS LLP

Santa Rosa, California
July 9, 2004




                                 Exhibits - 19